Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the incorporation by reference of our report dated January 16, 2026, with respect to the consolidated financial statements of urban-gro, Inc. for the years ended December 31, 2024 and 2023, in its Registration Statement on Form S-1/A. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Sadler, Gibb & Associates, LLC

Draper, UT

July 30, 2026